EXHIBIT 10.56

CONFIDENTIAL TREATMENT REQUESTED

Confidential

FINAL VERSION

ASSET TRANSFER AGREEMENT

by and among

VANDA PHARMACEUTICALS INC.

NOVARTIS PHARMA AG

and

NOVARTIS AG

Dated as of December 22, 2014

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i

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ii

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iii

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ASSET TRANSFER AGREEMENT

THIS ASSET TRANSFER AGREEMENT, dated as of December 22, 2014 (this “Agreement”), is made by and among Vanda Pharmaceuticals Inc., a Delaware corporation (“Buyer”), Novartis Pharma AG, a company organized under the laws of Switzerland (“NPhAG”) and Novartis AG, a company organized under the laws of Switzerland (“NAG” and, together with NPhAG, “Sellers”). Sellers and Buyer may hereinafter be referred to individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, Sellers (a) sell Fanapt (as defined below) commercially in the United States of America, (b) have certain contractual rights to sell Fanapt in the United States and Canada and their respective territories and possessions and (c) own certain Intellectual Property Rights (as defined below) in respect of the Fanapt Drug Substance (as defined below);

WHEREAS, Sellers desire to transfer to Buyer, and Buyer desires to accept the transfer from Sellers, the Transferred Assets (as defined below) related to Fanapt (as defined below), the Fanapt Development Stage Products (as defined below), the Fanapt Drug Substance (as defined below), and the finished Fanapt product, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, concurrently with execution and delivery of this Agreement, the Parties will execute and deliver a Settlement Agreement and Mutual General Release to be effective upon the Closing (the “Settlement Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

“Adolescent Efficacy Study” means the safety and efficacy study in adolescent patients referred to as Study CILO522D2302 (“2302”) which shall be conducted following the Adolescent PK Study.

“Adolescent PK Study” means the Adolescent Pharmacokinetic and safety study referred to as Study CILO522D2402 (“2402”) and its extensions.

“Affiliate” means, as to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly,

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of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by Contract or otherwise.

“Ancillary Agreements” means, collectively, the Assumption Agreement, the Bill of Sale, the Commercial Agreement, the Fanapt Domain Name Assignment Agreement, the Fanapt License Agreement, the Fanapt Supply Agreement, the Fanapt-Patheon Assignment Agreement, the Fanapt-Titan Assignment Agreement, and the Transition Services Agreement.

“Assumed IP Litigation Matter” has the meaning set forth in Section 2.2(a)(iii).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Assumption Agreement” means the Assumption Agreement to be executed and delivered by Buyer and Sellers at Closing, substantially in the form of Exhibit A.

“Bill of Sale” means the Bill of Sale and Assignment to be executed and delivered by Buyer and Sellers at Closing, substantially in the form of Exhibit B.

“Business Day” means a day (other than a Saturday, Sunday or a public holiday) on which the banks are open for business in Basel, Switzerland, and New York, NY, USA.

“Buyer” has the meaning set forth in the recitals.

“Buyer Claims” has the meaning set forth in Section 13.2(a)(iii).

“Buyer Indemnified Parties” has the meaning set forth in Section 13.2(a).

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“Buyer’s Fundamental Representations” has the meaning set forth in Section 13.1.

“Closing” and “Closing Date” have the respective meanings given such terms in Section 4.1.

“Commercial Agreement” means the Commercial Agreement, dated as of the date hereof , between NPhAG or an Affiliate and Buyer.

“Confidential Information” has the meaning set forth in Section 9.3(a).

“Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.

“Contracts” means any binding written, oral, express, implied or other contracts, subcontracts, leases, licenses, covenants, understandings, instruments, notes, indentures, agreements, purchase orders and all other legally binding arrangements, including all amendments thereto.

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“Disclosure Letter” means the letter being delivered to Buyer by Sellers on the date hereof and identified as the Disclosure Letter with respect to this Agreement.

“Disclosure Obligations” has the meaning set forth in Section 9.3(c).

“Domain Names” means those domain names listed in Section 1.1 of the Disclosure Letter.

“Encumbrance” means any mortgage, charge, lien, security interest, pledge, claim, easement, defect in title, restrictive covenant or other restriction or encumbrance of any nature whatsoever.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.

“Fanapt” means the pharmaceutical product currently approved, marketed, distributed and sold as Fanapt® (iloperidone) Tablets under the Fanapt NDA.

“Fanapt Commercial Information” means any and all marketing, advertising and promotional materials and sales information, product literature, training materials, market research, customer surveys, and any similar information to the extent related to Fanapt, that, as of the Closing Date, are existing and owned by Sellers and/or their respective Affiliates or which Sellers and/or their respective Affiliates have a right to provide to Buyer, but excluding the Novartis Names and Marks.

“Fanapt Development Stage Products” means any and all pharmaceutical products (other than Fanapt) containing the Fanapt Drug Substance, researched, formulated, licensed, or developed, under or in connection with the Fanapt-Vanda Sublicense, Fanapt-Titan Sublicense, and/or otherwise by Sellers or their Affiliates prior to the Closing, in each case such product to which Sellers or their Affiliates have a right to assign or otherwise provide to Buyer.

“Fanapt Domain Name Assignment Agreement” means the Domain Name Assignment Agreement, dated as of the Closing Date hereof, by and among NAG, Novartis Services Inc., a Delaware corporation, and Buyer, effective at Closing.

“Fanapt Drug Substance” means the chemical compound known as iloperidone, whose specific chemical name is 1-[4-[3-[4-(6-fluoro-1,2-benzisoxazol-3-y1)-1-piperidinyl] propoxy]-3-methoxyphenyl]ethanone, including any salts, hydrates, solvates, and/or stereoisomers thereof and only the metabolites listed in Appendix B of the Fanapt-Titan Sublicense, including salts, hydrates, solvates and stereoisomers of such metabolites.

“Fanapt IP” means any and all Intellectual Property Rights to the extent exclusively related to any Fanapt Drug Substance, Fanapt or any Fanapt Development Stage Products or the

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manufacture, use, development, research or exploitation thereof, or genotyping in connection therewith, that, as of the Closing Date, are in existence and owned by Sellers and/or their respective Affiliates or which Sellers and/or their respective Affiliates have a right to provide to Buyer, but excluding the Novartis Names and Marks.

“Fanapt License Agreement” means the License Agreement relating to Fanapt and the Fanapt Development Stage Products, dated the date hereof, between the applicable Sellers and Buyer, and effective at Closing.

“Fanapt Medical Information” means any and all medical or clinical information, including clinical and technical matters, such as therapeutic uses for the licensed indications, drug-disease information, patient registry information, and other product characteristics, in each case to the extent related to the Fanapt Drug Substance, Fanapt or any Fanapt Development Stage Products, that, as of the Closing Date, are in existence and owned by Sellers and/or their respective Affiliates or which Sellers and/or their respective Affiliates have a right to provide to Buyer.

“Fanapt NDA” means NDA No. 22-192.

“Fanapt-Patheon Assignment Agreement” means the Assignment Agreement – Patheon Agreements, dated the date hereof, between NPhAG and Buyer, necessary to transfer to Buyer, NPhAG’s rights and obligations, solely relating to the supply of Fanapt, under the Fanapt-Patheon Supply Agreement.

“Fanapt-Patheon Supply Agreement” means, the Toll Manufacturing and Supply Agreement, dated May 1, 2006, between NPhAG and Patheon Inc., along with all of its exhibits and amendments, including but not limited to the Side Letter and Amendment-Toll Manufacturing and Supply Agreement dated September 4, 2013, between NPhAG and Patheon Inc. and the Quality Agreement(s), by and between Patheon Inc. and NPhAG.

“Fanapt Pharmacovigilance Agreement” means that certain Pharmacovigilance Agreement, dated June 7, 2010, by and between Buyer and NPhAG.

“Fanapt Registration Data” means the existing and available dossiers used by Sellers and/or their respective Affiliates at the Closing Date to obtain and maintain the Fanapt Registrations, in each case that, as of the Closing Date, are owned by Sellers and/or their respective Affiliates or which Sellers and/or their respective Affiliates have a right to provide to Buyer.

“Fanapt Registrations” means the Fanapt NDA and INDs relating to Fanapt or any Fanapt Development Stage Products as set forth in Section 1.1 of the Disclosure Letter.

“Fanapt Supply Agreement” means the Supply Agreement, along with all of its exhibits, dated as of the date hereof , between NPhAG and Buyer (or Buyer’s Affiliate), relating to (i) the supply and transfer of inventories of Fanapt and the Fanapt Drug Substance and (ii) purchase and sale of inventories of Fanapt and Fanapt Drug Substance that were ordered by Buyer prior to the Closing Date for the supply of Fanapt outside of the United States and Canada.

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“Fanapt Technical Information” means any and all technical information, know-how and data, including specifications, inventions (whether patentable or not), instructions and descriptions of manufacturing processes, formulae, materials and drawings and formulation information, reports and other technology and techniques and biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, clinical safety, safety data, validation, formation, packaging, release testing, stability and shelf life, manufacturing and quality control (and all records and operating procedures related thereto), supplier lists, preclinical and clinical data, in each case to the extent exclusively related to the Fanapt Drug Substance, Fanapt or any Fanapt Development Stage Products or the manufacture, use, development, research or exploitation thereof, or genotyping in connection therewith, that, as of the Closing Date, are existing and owned by Sellers and/or their respective Affiliates or which Sellers and/or their respective Affiliates have a right to provide to Buyer, but, excluding Fanapt Registration Data, Fanapt Commercial Information and Fanapt Medical Information.

“Fanapt-Titan Assignment Agreement” means the Titan – Assignment Agreement, dated as of the date hereof, among Titan, NPhAG and Buyer, which agreement shall provide for the assignment by NPhAG of all of NPhAG’s right, title and interest under the Fanapt-Titan Sublicense, and the assumption by Buyer of all of NPhAG’s obligations and liabilities under the Fanapt-Titan Sublicense.

“Fanapt-Titan Sublicense” means that certain Sublicense Agreement, dated as of November 20, 1997, between Titan and NPhAG, as amended by Amendment No. 1 to Sublicense Agreement, dated as of November 30, 1998, Amendment No. 2 to Sublicense Agreement dated as of April 10, 2001 and Amendment No. 3 to Sublicense Agreement, dated as of June 4, 2004.

“Fanapt-Vanda Agreements” means, collectively, the Fanapt Pharmacovigilance Agreement, the Fanapt-Vanda Quality Agreement, the Fanapt-Vanda Sublicense and the Fanapt-Vanda Supply Agreement.

“Fanapt-Vanda Quality Agreement” means that certain Quality Agreement on Supply of Fanapt, effective as of May 2, 2012, by and between Buyer and NPhAG.

“Fanapt-Vanda Sublicense” means that certain Amended and Restated Sublicense Agreement, dated as of October 12, 2009, between Buyer and NPhAG.

“Fanapt-Vanda Supply Agreement” means that certain Supply Agreement, effective as of May 2, 2012, by and between Buyer and NPhAG, including all schedules attached thereto.

“FDA” means the United States Food and Drug Administration.

“Governmental Entity” means any court, tribunal, agency, authority, department, commission, legislative, taxing, or regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member or quasi-governmental authority or self-regulatory organization of competent authority.

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“Governmental Order” means any Law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.

“IND” means (i) an Investigational New Drug Application with the FDA, as defined in the Act, (ii) any equivalent of an Investigational New Drug Application in any jurisdiction outside the United States and (iii) all supplements and amendments that may be filed with respect to the foregoing, in each case, for Fanapt or any Fanapt Development Stage Product as in effect as of the Closing Date.

“Indemnified Party” has the meaning set forth in Section 13.7(a).

“Indemnifying Party” has the meaning set forth in Section 13.7(a).

“Intellectual Property Rights” shall mean any and all: (i) patents and patent applications (and any patents that issue as a result of those patent applications), renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions, certificate of invention, substitutions, supplementary protection certificates and other administrative protection of any kind relating to any of the patents and patent applications, and any other governmental grant for the protection of inventions or industrial designs (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, slogans, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”), (iii) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof (collectively, “Copyrights”), (iv) trade secrets and know-how meeting the definition of a trade secret under the Uniform Trade Secrets Act (collectively, “Trade Secrets”), and (v) URL and domain name registrations.

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“Knowledge” of Sellers means the actual knowledge after reasonable inquiry of the employees of Sellers set forth in Section 1.1 of the Disclosure Letter.

“Law” means any statute, law, ordinance, requirement, decree, regulatory rule, code or order of a Governmental Entity.

“Liabilities” means any and all debts, liabilities, expenses and obligations, of any nature or kind whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, asserted or unasserted, known or unknown, due including product liability, and, more generally, any liability arising under any law, action or governmental order and any liability arising under any contract or undertaking.

“Licensed IP” means those Intellectual Property Rights that are licensed to Buyer pursuant to the Fanapt License Agreement

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“Licensor Consents” means the consents from the parties specified in Section 1.1 of the Disclosure Letter.

“Losses” means, collectively, any and all damages, losses, Liabilities, charges, claims (including Third Party Claims), fees, judgments, penalties, costs and expenses (including settlement costs and reasonable fees and expenses of attorneys, experts and other professionals); provided, however, Losses shall not include opportunity costs, punitive, consequential, indirect, incidental, exemplary or special damages (unless any of the foregoing Losses is actually incurred as part of a Third Party Claim in which case they shall constitute Losses hereunder), and shall not be calculated by using or taking into account any multiple of earnings, cash flow, revenue or other similar measure.

“Material Adverse Effect” means an effect which is materially adverse to Fanapt and the Transferred Assets, taken as a whole, but will not include (i) any adverse effect to the extent due to changes in conditions generally affecting (A) the pharmaceutical industry or (B) the economy, financial or securities markets or political, legislative or regulatory conditions, taken as a whole, except in the case of effects referenced in clauses (A) or (B), to the extent such effects disproportionately impact Fanapt and the Transferred Assets, taken as a whole, as compared to other companies in the pharmaceutical industry or other products designed for the treatment of schizophrenia, (ii) any adverse effect caused by the announcement of this Agreement and the pendency of the transactions contemplated hereby, (iii) any adverse effect due to legal or regulatory changes or other binding directives issued by a Governmental Entity except for any such effects that disproportionately impact Fanapt or the Transferred Assets, taken as a whole, as compared to other companies in the pharmaceutical industry or other products designed for the treatment of schizophrenia, (iv) any adverse effect due to acts of natural disaster, war, armed hostility or acts of terrorism, or (v) any adverse effect due to any product liability claims or actions or government or other investigations pending as of the date hereof and disclosed in Section 1.1 of the Disclosure Letter or otherwise constituting Excluded Liabilities.

“NAG” has the meaning set forth in the recitals.

“NDA” means (i) a New Drug Application, as defined in the Act, (ii) any equivalent of a New Drug Application in any jurisdiction outside the United States and (iii) all supplements and amendments that may be filed with respect to the foregoing.

“Novartis Names and Marks” has the meaning set forth in Section 8.2.

“NPhAG” has the meaning set forth in the recitals.

“Party” and “Parties” have the meanings set forth in the Preamble.

“Permitted Encumbrance” means (i) any Encumbrance for Taxes, assessments and other governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings, (ii) with respect to licenses, permits or Contracts, any restrictions, obligations, limitations or other Encumbrances contained in such license, permit or Contract or existing at Law or under the regulatory regime pursuant to which such permit or license is granted that do not materially impair the current use of Fanapt or the Transferred Assets, individually or in the aggregate, (iii) with respect to an NDA, any restrictions,

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obligations, limitations or other Encumbrances contained in such NDA or existing at Law or under the regulatory regime pursuant to which such NDA is granted that do not materially impair the current use of Fanapt or the Transferred Assets, individually or in the aggregate, or (iv) any imperfection of title or other Encumbrance that, individually or in the aggregate with other such imperfections and Encumbrances, do not materially impair the current use of Fanapt or the Transferred Assets.

“Permits” has the meaning set forth in Section 5.7.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Registered IP” shall mean Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Entity, including all Patents, registered Trademarks, registered Copyrights, Domain Names, and all currently outstanding applications for any of the foregoing.

“Regulatory Approval” means any and all approvals (including NDAs and supplements and attachments thereto), licenses, registrations (except manufacturing establishment registrations) or authorizations of any Governmental Entity necessary to commercially distribute, sell or market Fanapt, including, where applicable, (i) pricing or reimbursement approvals, (ii) pre- and post-approval marketing authorizations and (iii) labeling approvals.

“Regulatory Authority” means the FDA and all equivalent Governmental Entities and any successor entities thereto in the United States.

“Relapse Prevention Study” means Study CILO522D2301 (“2301”) the relapse prevention in adults with Schizophrenia (REPRIEVE) study and the respective extensions (Part B and C).

“Related Agreement” has the meaning set forth in Section 2.5.

“SEC” has the meaning in Section 9.3(c).

“Sellers” and “Seller” have the meaning set forth in the recitals.

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“Sellers’ Fundamental Representations” has the meaning set forth in Section 13.1.

“Sellers Indemnified Parties” has the meaning set forth in Section 13.3(a).

“Settlement Agreement” has the meaning set forth in the recitals.

“Survival Period” has the meaning set forth in Section 13.1.

“Tax” means all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions with respect thereto.

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“Tax Return” means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

“Third Party” means any Person other than Sellers or Buyer or their respective Affiliates.

“Third Party Agreements” means those contracts, licenses and other agreements between Sellers or any of their respective Affiliates, on the one hand, and Third Parties, on the other hand, that are listed on Section 1.1 of the Disclosure Letter.

“Third Party Claim” has the meaning set forth in Section 13.7(b).

“Titan” means Titan Pharmaceuticals, Inc., a Delaware corporation.

“Transfer Taxes” has the meaning set forth in Section 7.3.

“Transferred Assets” has the meaning set forth in Section 2.2(a).

“Transferred IP” means any Domain Names, Fanapt Technical Information, Fanapt Commercial Information, Fanapt Medical Information, Fanapt IP and Fanapt Registration Data.

“Transferred Registered IP” has the meaning set forth in Section 5.10(a).

“Transition Services Agreement” means the Transition Services Agreement, dated the date hereof, among Sellers and Buyer, effective as of Closing.

Section 1.2 Interpretation. In this Agreement unless otherwise specified:

(a) “includes” and “including” means respectively includes and including without limitation;

(b) a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

(c) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(d) references to Sections are to Sections of this Agreement unless otherwise specified;

(e) the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;

(f) the words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

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(g) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed in the Disclosure Letter, all such amendments, modifications or supplements in existence on the date hereof must also be listed in the appropriate section of the Disclosure Letter; and

(h) the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in its preparation.

Section 1.3 Currency. All currency amounts referred to in this Agreement are in U.S. Dollars unless otherwise specified.

ARTICLE II

TRANSFER OF TRANSFERRED ASSETS; THIRD PARTY AGREEMENTS

Section 2.1 Transfer. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, each Seller will, or will cause its Affiliates to, severally assign, transfer, convey and deliver to Buyer, and Buyer will acquire and accept, all right, title and interest of such Seller or its Affiliates in, to and under the Transferred Assets held by such Seller or its Affiliates free and clear of all Encumbrances (other than Permitted Encumbrances).

Section 2.2 Transferred Assets.

(a) The term “Transferred Assets” means solely all of Sellers’ right, title and interest in and to all the following properties, assets and rights, other than the Excluded Assets, existing on the Closing Date:

(i) the Fanapt Registrations;

(ii) the Transferred IP; and

(iii) the intellectual property litigation matter set forth on Section 2.2(a)(iii) of the Disclosure Letter (the “Assumed IP Litigation Matter”) and any other intellectual property claim or litigation arising prior to or after the Closing Date related to Fanapt, notice of which is provided pursuant to 21 U.S.C.§355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) and/or that is specifically set forth on Section 2.2(a)(iii) of the Disclosure Letter;

(b) Notwithstanding any other provision contained in this Agreement or in the Ancillary Agreements, Sellers and Buyer expressly agree and acknowledge that Buyer is not acquiring any right, title or interest in or to any of the assets of Sellers or any of their respective Affiliates, which are not specifically identified in Section 2.2(a) (the “Excluded Assets”). For the avoidance of doubt, such Excluded Assets include the following:

(i) the Novartis Names and Marks;

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(ii) accounts receivable, pre-paid expenses and any cash or cash equivalents of Sellers or any of their respective Affiliates;

(iii) any real property or leaseholds (together with all fixtures and fittings related to any property), physical plant, machinery, equipment, supplies, motor vehicles or laboratory or office equipment of Sellers or any of their respective Affiliates;

(iv) any rights under Sellers’, or their respective Affiliates’, insurance policies or self-insurance which are related to Fanapt; and

(v) any books and records of Sellers or any of their respective Affiliates.

(c) Buyer acknowledges and agrees that Sellers may retain one copy of all or any part of the documentation that is delivered to Buyer hereunder.

Section 2.3 Assumption of Certain Liabilities and Obligations. As of the Closing Date, Buyer will assume, be responsible for and pay, perform and discharge when due, any and all Liabilities arising from the ownership or use of the Transferred Assets by Buyer from and after the Closing Date, including the following (collectively, the “Assumed Liabilities”):

(i) any Liabilities arising from any product liability claim or action, intellectual property infringement or misappropriation claim or action or any other claim or action brought by any Third Party, the FDA or any other Governmental Entity relating to Fanapt sold by Buyer, its Affiliates or its Third Party collaborators after the Closing Date, to the extent not retained by Sellers pursuant to Section 2.4;

(ii) any Liabilities arising from the Assumed IP Litigation Matter;

(iii) any Liabilities arising from any FDA or any other Governmental Entity action or notification first filed on or after the Closing Date relating to Fanapt that is sold by Buyer following the Closing, to the extent not retained by Sellers pursuant to Section 2.4;

(iv) any Liabilities that Buyer expressly assumes or agrees to assume under this Agreement or the Ancillary Agreements; and

(v) any Liabilities arising from Buyer’s conduct of the Adolescent Efficacy Study, the Adolescent PK Study and Relapse Prevention Study, including, but not limited to the obligations to conduct each of those studies and any other Fanapt clinical studies.

Section 2.4 Excluded Liabilities. Subject to the provisions of this Agreement, Sellers shall retain and remain responsible for and pay, perform and discharge any and all Liabilities other than the Assumed Liabilities, including, without limitation, any and all Liabilities arising from (a) any product liability claim or action, intellectual property infringement or misappropriation claim or action or any other claim or action brought by any Third Party to the extent arising from Fanapt or Fanapt Development Stage Products, sold or distributed by Sellers or any of their respective Affiliates (or Third Party collaborators) prior to the Closing Date; (b) any activities to the extent arising from Fanapt or Fanapt Development Stage Products

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distributed, used or sold by or on behalf of Sellers or their respective Affiliates (or Third Party collaborators) prior to the Closing Date; (c) any Liabilities that Sellers expressly assume or agree to assume under this Agreement or the Ancillary Agreements; and (d) all Liabilities for Taxes arising out of or relating to the ownership of the Transferred Assets in any taxable period, or portion thereof, prior to the Closing Date as well as any Transfer Taxes (collectively, the “Excluded Liabilities”).

Section 2.5 Assignment of Third Party Agreements. Each Third Party Agreement that can be assigned to Buyer without the consent of the respective Third Parties thereto, or for which consent has been obtained prior to the Closing Date, shall, if requested by Buyer, be so assigned, solely as they relate to the Fanapt Drug Substance, Fanapt, Fanapt Development Stage Products or other Transferred Assets, pursuant to the terms of this Agreement on the Closing Date. After the Closing, Sellers shall assign their respective rights and obligations, if requested by Buyer, under (i) any other Third Party Agreements and (ii) any agreements with Third Parties that are not Third Party Agreements, but that are necessary or desirable to effectively transfer the Transferred Assets as contemplated by this Agreement (each a “Related Agreement”), in case of both (i) and (ii), as mutually agreed to by the Parties, such mutual agreement not to be unreasonably withheld, conditioned or delayed, such assignment to be effective on a date to be agreed after the Closing Date and subject to consent, if required, by the respective Third Parties thereto. The Parties shall use reasonable efforts in obtaining such consent, however, Sellers cannot guarantee that such consent will be received. In the event that such consent is not obtained or the Parties do not mutually agree to assign such Third Party Agreement or Related Agreement, the applicable Seller shall terminate, subject to the terms and conditions set forth therein, such Third Party Agreement or Related Agreement as it relates to Fanapt as soon as practicable but shall remain as the contracting party under the relevant Third Party Agreement or Related Agreement for its duration and Buyer shall, as Sellers’ agent, perform and discharge all outstanding obligations and liabilities of Sellers (or as applicable, Sellers’ respective Affiliates) under the Third Party Agreement or Related Agreement with respect to Fanapt, and shall indemnify Sellers against any Losses Sellers may incur arising out of Buyer’s failure to do so.

Section 2.6 Assignment of Assumed IP Litigation Matter.

(a) Subject to the provisions ****, the Assumed IP Litigation Matter shall be assigned by Sellers to Buyer on the Closing Date and, following the Closing Date, Buyer shall be responsible for (i) conducting and/or defending such Assumed IP Litigation Matter and (ii) taking all such actions it determines, in its sole discretion, to take in connection therewith. In furtherance of the foregoing, the Parties shall use reasonable efforts to effectuate such assignment and the transfer of all rights, interests and Liabilities in respect of such Assumed IP Litigation Matter from Sellers to Buyer, including through cooperation with each other in making any applicable filings as may be required to be made with any courts or Governmental Entities to effect such assignment and transfer.

(b) For the avoidance of doubt, subject to the provisions of ****, all costs and expenses incurred on or after the Closing Date by or on behalf of Buyer in connection with conducting and/or defending the Assumed IP Litigation Matter shall be borne by Buyer, and Buyer shall be entitled to receive all settlements, awards, judgments and any other

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amounts payable by Third Parties to the Assumed IP Litigation Matter in connection with the same.

ARTICLE III

CONSIDERATION

Section 3.1 Consideration. No purchase price shall be paid for the Transferred Assets. The consideration for such Transferred Assets consists of the mutual obligations, releases and promises exchanged between the Parties contained herein and in the Ancillary Agreements and the Settlement Agreement, the sufficiency of which the Parties hereby acknowledge.

ARTICLE IV

THE CLOSING

Section 4.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Kaye Scholer LLP, 250 West 55th Street, New York, New York 10019 at 10:00 a.m. (local time) on December 31, 2014, or at such other time and place as Sellers and Buyer may mutually agree after the satisfaction or waiver of the conditions set forth in Article XI (the “Closing Date”).

Section 4.2 Deliveries.

(a) On or prior to the date hereof, Sellers, as applicable, shall deliver to Buyer the following:

(i) the Fanapt License Agreement, duly executed by the applicable Sellers;

(ii) the Settlement Agreement, duly executed by the applicable Sellers;

(iii) the Fanapt-Titan Assignment Agreement, duly executed by the applicable Sellers and Titan;

(iv) the Transition Services Agreement, duly executed by the applicable Sellers;

(v) the Licensor Consents, duly executed by the applicable licensors;

(vi) the Stock Purchase Agreement, duly executed by the applicable Sellers or an Affiliate thereof;

(vii) the Fanapt Supply Agreement, duly executed by the applicable Sellers; and

(viii) the Commercial Agreement, duly executed by the applicable Sellers or Affiliates of Sellers.

CONFIDENTIAL TREATMENT REQUESTED

(b) On or prior to the Closing Date, Sellers, as applicable, shall deliver to Buyer the following:

(i) the Fanapt Domain Name Assignment Agreement, duly executed by the applicable Sellers;

(ii) the Fanapt-Patheon Assignment Agreement, duly executed by the applicable Sellers;

(iii) the Assumption Agreement, duly executed by the applicable Sellers; and

(iv) the Bill of Sale, duly executed by the applicable Sellers.

(c) On or prior to the date hereof, Buyer shall deliver to Sellers, as applicable, the following:

(i) the Fanapt License Agreement, duly executed by Buyer;

(ii) the Settlement Agreement, duly executed by Buyer;

(iii) the Fanapt-Titan Assignment Agreement, duly executed by Buyer;

(iv) the Transition Services Agreement, duly executed by Buyer; and

(v) the Stock Purchase Agreement, duly executed by Buyer;

(vi) the Fanapt Supply Agreement, duly executed by Buyer; and

(vii) the Commercial Agreement, duly executed by Buyer.

(d) On or prior to the Closing Date, Buyer shall deliver to Sellers, as applicable, the following:

(i) the Fanapt Domain Name Assignment Agreement, duly executed by Buyer;

(ii) the Fanapt-Patheon Assignment Agreement, duly executed by Buyer;

(iii) the Assumption Agreement, duly executed by Buyer; and

(iv) the Bill of Sale, duly executed by Buyer.

Buyer shall be responsible for the recording and registration of all assignments and instruments referred to in this Section 4.2.

CONFIDENTIAL TREATMENT REQUESTED

Section 4.3 Transfer of Title; Insurance. Title and risk of loss or damage to the Transferred Assets shall pass to Buyer on the Closing Date. As of the Closing Date, the Transferred Assets shall cease to be insured by the applicable Sellers’ insurance policies or by the applicable Sellers’ self-insurance, as the case may be, and Buyer shall have no right or obligation with respect to any such policy. From and after the Closing, to the extent any future inventions, discoveries or improvements arise from Buyer’s, its Affiliates’ or sublicensees’ work relating to the Transferred Assets, such future inventions, discoveries or improvements shall be exclusively owned by Buyer.

Section 4.4 Termination of Fanapt-Vanda Agreements. Each of Buyer and Sellers acknowledge and agree that, effective as of the Closing, and without any need for any Party to take any further action, each of the Fanapt-Vanda Agreements shall terminate, with no further obligations of any of the parties thereto, including without limitation (a) any obligation to pay any further payments under such Fanapt-Vanda Agreements, except for accrued amounts due under the Fanapt-Vanda Supply Agreement as of the Closing Date and (b) any indemnification provisions of the Fanapt-Vanda Agreements and other provisions notwithstanding the fact that by their terms such provisions stated that they would survive termination of the Fanapt-Vanda Agreements, except that the confidentiality provisions thereof shall survive.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby jointly and severally represents and warrants to Buyer as follows:

Section 5.1 Sellers Organization; Good Standing. Such Seller is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation. Such Seller has the requisite power and authority to (i) own the Transferred Assets owned by such Seller and to carry on its business as currently conducted and (ii) consummate the Contemplated Transactions. Such Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not or would not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authority; Execution and Delivery. Such Seller has the requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements, to consummate the Contemplated Transactions and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. The execution and delivery of this Agreement by such Seller and the consummation of the Contemplated Transactions have been duly and validly authorized. This Agreement has been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at Law.

CONFIDENTIAL TREATMENT REQUESTED

Section 5.3 Consents; No Violation, Etc. Except for any filings with Governmental Entities or other authorizations necessary to transfer the Fanapt Registrations and Transferred IP and except as set forth in Section 5.3 of the Disclosure Letter, no consent of any Governmental Entity is required by or with respect to Sellers in connection with the execution or delivery of this Agreement or the Ancillary Agreements or the consummation of the Contemplated Transactions, and the execution and delivery of this Agreement and the Ancillary Agreements do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) violate any Governmental Order applicable to such Seller or its assets, (ii) violate, breach or conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of such Seller, (iii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity, (iv) conflict with or result in any breach of, constitute a default or result in the right to exercise any remedy under, cause the acceleration, cancellation or modification of any obligation or right under, result in a violation of, or result in the creation of any lien or Encumbrance (other than any Permitted Encumbrances) upon any assets of such Seller under any indenture, mortgage, agreement or instrument that is currently binding upon such Seller or (v) other than pursuant to the Fanapt-Vanda Agreement, cause any Intellectual Property Rights in or to Fanapt, the Fanapt Development Stage Products or the Fanapt Drug Substance, whether owned by or licensed to the Parties, be subject to reversion, option, termination, license or any other Encumbrance; provided, however, that no representation or warranty is made in the foregoing clauses (i), (iii) or (iv) with respect to matters that, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Effect.

Section 5.4 Title to Transferred Assets. Except as set forth in Section 5.4 of the Disclosure Letter, Sellers are the legal and beneficial owners of, and have good, valid and marketable title to, all of the Transferred Assets that are owned by a Seller, free and clear of all Encumbrances, other than Encumbrances that constitute Permitted Encumbrances under clauses (ii) or (iii) of the definition of Permitted Encumbrances. None of the Transferred Assets is subject to any outstanding option or similar right of any other Person to acquire the same. None of the Transferred Assets is subject to any restriction on transfer thereof (other than any Permitted Encumbrances), and Sellers have the right to sell the Transferred Assets. Upon consummation of the transactions contemplated hereby in accordance with the terms hereof, Buyer will hold good and marketable title to all of the Transferred Assets, free and clear of any Encumbrances other than any Permitted Encumbrances. The Transferred Assets and Buyer’s rights under this Agreement and the Ancillary Agreements will include all of the Fanapt IP (other than Novartis Names and Marks and any other Excluded Assets) and NDAs approved by a Governmental Entity that Sellers used to develop, sell or have manufactured Fanapt, Fanapt Development Stage Products or the Fanapt Drug Substance.

Section 5.5 Litigation. Except as set forth in Section 5.5 of the Disclosure Letter, as of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Sellers, threatened against such Seller or its Affiliates, that (i) relates to Fanapt, any Fanapt Development Stage Products, the Fanapt Drug Substance or otherwise relates to the Transferred Assets or (ii) alleges that Sellers’ or their respective Affiliates’ activities with respect to Fanapt, Fanapt Development Stage Products, the Fanapt Drug Substance, the Transferred Assets or any of their other Intellectual Property Rights relating to Fanapt, any Fanapt Development Stage Products or the Fanapt Drug Substance have infringed or misappropriated

CONFIDENTIAL TREATMENT REQUESTED

any of the Intellectual Property Rights of any Third Party. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Sellers, threatened against such Seller, which challenges or seeks to prevent, delay or enjoin the Contemplated Transaction.

Section 5.6 Regulatory Issues. Except as set forth in Section 5.6 of the Disclosure Letter:

(a) Since ****, with respect to Fanapt, such Seller or its Affiliates has not received or been subject to: (i) any FDA 483’s or (ii) any warning letters or other written correspondence from the FDA in which the FDA asserted that the operations of such Seller or its Affiliates were not in compliance with applicable Governmental Orders or guidelines. Since ****, (i) there has not been any occurrence of any product recall, market withdrawal or replacement, suspension, discontinuation or post-sale warning conducted by or on behalf of such Seller or its Affiliates (or any licensee, distributor or marketer) concerning Fanapt held by such Seller or any product recall, market withdrawal or replacement conducted by or on behalf of any entity as a result of any alleged defect in Fanapt and (ii) no Seller or its Affiliates has received any notice that any Governmental Entity has commenced, or to the Knowledge of Sellers, threatened to initiate, any action to withdraw or refuse approval, place sales or marketing restrictions on or request the recall of Fanapt, or has received any notice that any Governmental Entity has commenced, or, to the Knowledge of Sellers, threatened to initiate, any action to enjoin or place restrictions on the production of Fanapt.

(b) Sellers have in their possession copies of all material documentation filed in connection with the Fanapt Registrations. The Fanapt Registrations are the only NDAs, INDs or foreign equivalents thereof that Sellers have obtained or for which Sellers have submitted applications in the United States or Canada.

(c) Sellers have made or filed all material declarations, notices, filings, reports, documents, claims, permits and notices with the FDA and any other Governmental Entity that are necessary for the lawful sale or distribution, as applicable, of Fanapt.

(d) In connection with Fanapt, the Fanapt Development Stage Products, the Fanapt Drug Substance and the Transferred Assets, no Seller or any of its Affiliates has, and to the Knowledge of the Sellers, no officer, employee or agent of any Seller or any of its Affiliates, has made any untrue statement of a material fact or a fraudulent statement, or failed to disclose a material fact required to be disclosed, to the FDA or any other Governmental Entity.

(e) Since **** (i) Fanapt has, in all material respects, been manufactured, tested, packaged, labeled, held, distributed, marketed, imported, exported, sold and provided in compliance with applicable Law and applicable Regulatory Approvals and (ii) the Fanapt Development Stage Products, have in all material respects, been manufactured, tested, held, imported, exported and provided in compliance with applicable Law and applicable Regulatory Approvals.

(f) Sellers possess or have the benefit of all material Regulatory Approvals necessary to manufacture (or have manufactured), sell or distribute Fanapt in those jurisdictions where Sellers or their Affiliates have manufactured, sold or distributed Fanapt, as the case may

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CONFIDENTIAL TREATMENT REQUESTED

be, and such Regulatory Approvals are in full force and effect. Sellers are in compliance in all materials respects with the terms of all such Regulatory Approvals. No proceeding is pending or, to the Knowledge of Sellers, threatened by a Governmental Entity since **** that is reasonably expected by Sellers to result in the revocation, cancellation, non-renewal, adverse modification or suspension of any such Regulatory Approval.

(g) Since ****, (i) none of Sellers nor their Affiliates, nor, to the Knowledge of Sellers, any employee, agent or subcontractor of any Seller, materially involved in the development and/or commercialization of Fanapt has been debarred under Subsection (a) or (b) of Section 306 of the Act; (ii) none of Sellers nor their Affiliates, nor, to the Knowledge of Sellers, any employee, agent or subcontractor of any Seller, materially involved in the development of any Fanapt Development Stage Product has been debarred under Subsection (a) or (b) of Section 306 of the Act; and (iii) no Person who is known by Sellers to have been debarred under Subsection (a) or (b) of Section 306 of the Act has been employed by Sellers in the performance of any activities hereunder.

(h) Since ****, to the Knowledge of Sellers, the development, manufacture, labeling and storage, as applicable, of Fanapt have been and are being conducted in compliance in all material respects with all applicable Laws including the FDA’s current Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices. Since ****, to the Knowledge of Sellers, the development of the Fanapt Development Stage Products has been and are being conducted in compliance in all material respects with all applicable Laws including the FDA’s current Good Laboratory Practices and Good Clinical Practices. In addition, Sellers and their Affiliates (i) have, at all times since ****, been and are in compliance in all material respects with all other applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and (ii) have, at all times since ****, been and are in compliance in all material respects with all other applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207.

(i) Sellers and their Affiliates are and at all times since **** have been and, to the Knowledge of Sellers, all agents, representatives and contractors of Sellers are and at all times have been, in compliance in all material respects with the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), Stark Law (42 U.S.C. Section 1395nn), False Claims Act (31 U.S.C. Section 3729 et seq.), Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), in each case as amended from time to time.

(j) Since ****, no Seller or its Affiliates has engaged in (i) any unlawful or unauthorized practice of medicine or (ii) other professionally licensed activities through any websites sponsored or operated, or formerly sponsored or operated, by any Seller or its Affiliates, in each case, with respect to Fanapt and the Fanapt Development Stage Products.

(k) Since ****, Sellers and their Affiliates have operated the business in material compliance with import control Laws, including those administered by the United States Department of Commerce and the United States Department of State, or asset control laws, including those administered by the United States Department of Treasury, in each case that are applicable to Sellers with respect to the importation of Fanapt.

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CONFIDENTIAL TREATMENT REQUESTED

(l) Since ****, no Seller nor its Affiliates nor, to the Knowledge of Sellers, any of the officers, employees, agents or clinical investigators of any Seller or its Affiliates has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, in each case with respect to Fanapt and the Fanapt Development Stage Products. Since ****, no Seller nor its Affiliates nor, to the Knowledge of Sellers, any of the officers, employees or agents of any Seller or its Affiliates has been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law, or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Law, in each case with respect to Fanapt and the Fanapt Development Stage Products.

Section 5.7 Compliance with Laws. Except as set forth in Section 5.7 of the Disclosure Letter, such Seller and its Affiliates are in compliance in all material respects with all Governmental Orders applicable to it, and the Fanapt Development Stage Products are being developed and Fanapt is being labeled, stored, tested and distributed in compliance in all material respects with all applicable requirements under all Governmental Orders, and all applicable state and foreign regulatory requirements of any Governmental Entity, including those relating to investigational use, premarket clearance and applications or abbreviated applications. Each Seller and its Affiliates and, to the Knowledge of Sellers, each of their respective members, managers, directors, officers, key employees and Persons performing management functions similar to officers, hold all material permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (“Permits”) that are required by applicable law and which are necessary for the development of the Fanapt Development Stage Products and the manufacture and commercialization of Fanapt, each of which is in full force and effect. To the Knowledge of Sellers, no event has occurred which permits, or upon the giving of notice or passage of time or both, would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Permit that currently is in effect. To the Knowledge of Sellers, each of Seller’s and its Affiliates’ respective members, managers, directors, officers, key employees and Persons performing management functions similar to officers, in each case whose position is related to Fanapt, are in compliance in all material respects with the terms of the Permits. There are no actions, suits or proceedings by any Governmental Entity with respect to any Seller or its Affiliates that are pending, or to the Knowledge of Sellers, threatened, which may result in the revocation, cancellation, termination or suspension, or any adverse modification of any Permits. Except as set forth in Section 5.7 of the Disclosure Letter, neither such Seller nor its Affiliates have received any written notice within the past year of any asserted violation of any Governmental Orders.

Section 5.8 Right to Sell Fanapt. Sellers have the right to develop, have developed, sell, have sold, market, have marketed, distribute, have distributed, commercialize, have commercialized, manufacture and have manufactured Fanapt in those jurisdictions where Sellers and their Affiliates conduct such activities. Sellers have the right to develop and have developed the Fanapt Development Stage Products in those jurisdictions where Sellers and their Affiliates conduct such activities. Except for any Permitted Encumbrances, no Seller nor its Affiliates has, directly or indirectly, sold, transferred, assigned, conveyed, mortgaged, encumbered,

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CONFIDENTIAL TREATMENT REQUESTED

hypothecated or otherwise disposed of, or granted any interests in or to, such rights, except as provided herein and in the Ancillary Agreements.

Section 5.9 Conduct of the Business. Since ****, no Seller nor any of its respective Affiliates has sold, transferred or otherwise disposed of Fanapt, except in the ordinary course of business consistent with industry standards.

Section 5.10 Intellectual Property.

(a) Section 5.10(a) of the Disclosure Letter accurately identifies all of the Transferred IP and Licensed IP that is Registered IP and that is owned or purported to be owned by or exclusively licensed to Seller (“Transferred Registered IP”), and lists: (i) the name of the current owner; (ii) the jurisdiction in which such item of Transferred Registered IP has been registered or filed; (iii) the applicable registration or serial number; and (iv) the filing date, and issuance/registration/grant date.

(b) Sellers own, or have a valid right to use, free and clear of Encumbrances (other than Permitted Encumbrances), the Transferred IP and Licensed IP and, to the Knowledge of Sellers, no Person is infringing, misappropriating or otherwise violating the Transferred IP or Licensed IP.

(c) The Transferred Assets, together with the Licensed IP will constitute, as of the Closing Date, all of the rights, interests and other intangible assets currently used by Sellers and its Affiliates to use, research, develop, have manufactured, market, promote, sell, distribute, and otherwise exploit and commercialize (as applicable) Fanapt, the Fanapt Development Stage Products and the Fanapt Drug Substance.

(d) Each current and former employee and officer of each Seller and its Affiliates who materially delivered, developed, contributed to, modified or improved any of the Transferred IP or Licensed IP that is material to the commercialization of Fanapt has executed a proprietary information and inventions agreement, or was otherwise bound by policies or conditions of employment, assigning rights in such Transferred IP or Licensed IP to such Seller or an Affiliate of such Seller.

(e) All fees (including legal fees) required to be paid by Sellers in order to maintain the Transferred IP that is material to the use, research, development, manufacturing, marketing, promotion, sale, distribution, exploitation and commercialization of Fanapt have been timely paid such that there shall be no material claims upon the Transferred IP or Licensed IP.

(f) Since ****, Sellers and their Affiliates have not received any written notice (i) of a claim alleging that any of the Transferred IP or Licensed IP infringes, misappropriates or otherwise violates any intellectual property or other proprietary right of any Third Party, (ii) of a claim alleging that the manufacture, development and commercialization of Fanapt, any Transferred IP or Licensed IP by Sellers or their Affiliates infringes, misappropriates or violates the intellectual property rights of Third Parties, (iii) of a claim alleging that the development of the Fanapt Development Stage Products by Sellers or their Affiliates infringes, misappropriates or violates the intellectual property rights of Third Parties, (iv) of a claim alleging that the development of the Fanapt Drug Substance by Sellers or their Affiliates

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CONFIDENTIAL TREATMENT REQUESTED

infringes, misappropriates or violates the intellectual property rights of Third Parties, (v) that any Person is infringing on rights of the Transferred IP, Licensed IP, Fanapt, the Fanapt Development Stage Products or the Fanapt Drug Substance, or (vi) from a Third Party, provided pursuant to 21 U.S.C.§355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV), other than in respect of the Assumed IP Litigation Matter.

(g) The Fanapt Registration Data has been maintained in accordance with reasonable industry standards.

(h) Sellers and their Affiliates are in compliance in all material respects with all applicable Laws relating to registration and listing requirements for Fanapt, the Fanapt Development Stage Products, the Transferred IP and Licensed IP.

(i) Since ****, no material interference, derivation, opposition, reissue, reexamination (including ex parte reexamination, inter partes reexamination, inter partes review, post grant review, cancellation or other proceeding) is or has been pending, or to the Knowledge of Sellers, threatened, in which the scope, validity or enforceability of any of the Transferred Registered IP is being or has been contested or challenged.

(j) Subject to receipt of the Licensor Consents, neither the execution, delivery or performance of this Agreement or any of the Ancillary Agreements, nor the consummation of any of the Contemplated Transactions hereby will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance (other than Permitted Encumbrances) on, any Transferred IP or Licensed IP owned by, purported to be owned by or exclusively licensed to Sellers; or (ii) Sellers, Buyer or any of their Affiliates granting to any Person any ownership interest in, or any authorization, immunity, covenant not to sue, access to, or option, with respect to Transferred IP or Licensed IP.

(k) Seller has obtained all necessary consents required to transfer the Transferred Assets and Third Party Agreements to Buyer, and all such consents are valid and enforceable against Sellers and the Third Parties providing such consent.

Section 5.11 Taxes. Sellers have paid all material applicable Taxes related to the Transferred Assets, Fanapt and the Fanapt Development Stage Products that were required to have been paid and have filed with the appropriate tax authorities and all income, sales and other material Tax Returns required to be filed by them related to the Transferred Assets, Fanapt and the Fanapt Development Stage Products, and all such Tax Returns were true, correct and complete in all material respects as of the date such Tax Returns were filed. There are no Encumbrances for Taxes upon the Transferred Assets, except for Encumbrances relating to current taxes not yet due and payable.

Section 5.12 Third Party Agreements. True and complete copies of each Third Party Agreement have been made available to Buyer by Sellers. Each Third Party Agreement is a valid, binding and enforceable obligation of Seller(s) party thereto and, to the Knowledge of Sellers, of the other party or parties thereto, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally or by general equity principles.

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CONFIDENTIAL TREATMENT REQUESTED

Each Third Party Agreement is in full force and effect and, upon consummation of the Contemplated Transactions, shall continue to be in full force and effect without material penalty, acceleration, termination, repurchase right, amendment, payment, cancellation or loss of any benefit to which Sellers are entitled. Each Seller and its Affiliates are in compliance in all material respects with each Third Party Agreement to which such Seller or its Affiliates is a party and has not received any written notice that such Seller or its Affiliates has failed to perform any obligations required to be performed by it under such Third Party Agreement. Except as set forth in Section 5.12 of the Disclosure Letter, Sellers do not have Knowledge of, nor has any Seller or its Affiliates received notice of, any violation or default under any Third Party Agreement. Sellers and their Affiliates have not received any notice from any other party to any Third Party Agreement to the effect that, or otherwise has any Knowledge, that such party intends to terminate, or not renew, any such Third Party Agreement.

Section 5.13 Commercial Relationships. Since ****, with respect to Fanapt, no material customer or supplier has cancelled or terminated its relationship with any Seller or its Affiliates or otherwise materially reduced any contractually committed rate or amount of sales to or purchases from any Seller or its Affiliates, as the case may be, or materially increased the prices charged by such supplier to any Seller or its Affiliates or materially reduced any contractually committed prices paid by such customer to any Seller or its Affiliates, as the case may be, and no such customer or supplier has notified any Seller or its Affiliates in writing of any present intention to do any of the foregoing.

Section 5.14 No Brokers. Such Seller has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

Section 5.15 Exclusive Representations and Warranties. Other than the representations and warranties set forth in this Article V, no Seller is making any other representations or warranties, express or implied, with respect to Fanapt or any of the Transferred Assets in this Agreement, and the Buyer expressly acknowledges same and agrees that it is not relying on any other representations. Each Seller hereby disclaims any other express or implied representations or warranties, including regarding any financial projections or other forward-looking statements provided by or on behalf of such Seller.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

Section 6.1 Buyer’s Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to carry on its business as it is currently being conducted. Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the Contemplated Transactions.

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CONFIDENTIAL TREATMENT REQUESTED

Section 6.2 Authority; Execution and Delivery. Buyer has the requisite power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by Buyer and the consummation of the Contemplated Transactions hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Sellers, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at Law.

Section 6.3 Consents; No Violations, Etc. The execution and delivery of this Agreement do not, and the consummation of the Contemplated Transactions and the compliance with the terms hereof will not (i) violate any Governmental Order applicable to Buyer, (ii) conflict with any provision of the certificate of incorporation or bylaws of Buyer or (iii) give rise to any approval, authorization, consent, license, filing or registration with any court, arbitrator or Governmental Entity; provided, however, that no representation or warranty is made in the foregoing clauses (i) or (iii) with respect to matters that, individually or in the aggregate, would not materially interfere with Buyer’s performance of its obligations hereunder.

Section 6.4 Litigation. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates which if adversely determined would delay the ability of Buyer to perform its obligations hereunder.

Section 6.5 No Brokers. Buyer has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

Section 6.6 Exclusive Representations and Warranties. Other than the representations and warranties set forth in this Article VI, Buyer is not making any other representations or warranties, express or implied, and each Seller expressly acknowledges the same and agrees that it is not relying on any other representations or warranties. Buyer hereby disclaims any other express or implied representations or warranties, including regarding any financial projections or other forward-looking statements provided by or on behalf of Buyer in connection with this Agreement.

ARTICLE VII

CERTAIN COVENANTS AND AGREEMENTS OF SELLERS

Section 7.1 Conduct of Business Until Closing. During the period from the date of this Agreement and continuing until the Closing, Sellers agree (except as otherwise provided in this Agreement or as otherwise consented to in writing by Buyer, which consent will not be unreasonably withheld, conditioned, or delayed) that they will conduct their respective businesses with respect to the Transferred Assets in all material respects in the ordinary course of business consistent with past practice. During the period from the date of this Agreement and

CONFIDENTIAL TREATMENT REQUESTED

continuing until the Closing, each Seller covenants and agrees that, except as expressly contemplated by this Agreement, such Seller will not, and will cause its Affiliates to not, without Buyer’s prior written consent: (i) enter into any transaction that would reasonably be expected to materially and adversely affect the Contemplated Transactions; (ii) grant or knowingly permit any Encumbrance (other than Permitted Encumbrances) on any of the Transferred Assets; (iii) sell, transfer, assign, convey, lease, license or otherwise dispose of any of the Transferred Assets (other than in the ordinary course of business); (iv) enter into any material contract for the purchase or sale of any of the Transferred Assets; (v) amend or terminate any of the Third Party Agreements; (vi) waive or release any material right or claim relating to the Transferred Assets; (vii) enter into or amend any contract pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to the Transferred Assets; or (viii) take or agree in writing or otherwise to take, any of the actions described in clauses (i) through (vii) in this Section 7.1.

Section 7.2 Assumed IP Litigation Matter. During the period from the date of this Agreement and continuing until the Closing, each Seller covenants and agrees that such Seller (i) will not settle, compromise, or offer to settle or compromise any claims in the Assumed IP Litigation Matter without providing reasonable notice to Buyer and without Buyer’s written consent to said settlement, compromise, or offer to settle or compromise; and (ii) will provide Buyer or its counsel such information as Buyer or its counsel may reasonably request about the Assumed IP Litigation Matter to permit Buyer to conduct due diligence regarding the Assumed IP Litigation Matter and the claims and defenses asserted therein.

Section 7.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder (“Transfer Taxes”) shall be borne and paid by Sellers when due. Sellers shall, at their own expense, timely file any Tax Return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 7.4 Cooperation on Tax Matters. Buyer and Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Transferred Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.

ARTICLE VIII

CERTAIN COVENANTS AND AGREEMENTS OF BUYER

Section 8.1 Insurance. At all times from the Closing Date through that date which is the **** anniversary of the Closing Date, Buyer will maintain product liability insurance written on a claims-made basis in an amount of not less than **** per occurrence, **** annual aggregate. On the Closing Date, Buyer will provide Sellers with a certificate of insurance naming Sellers as additional insured parties solely with respect to claims relating to Fanapt sold by Buyer on or after the Closing Date as evidence of such insurance and thereafter upon the written request of Sellers. Buyer will promptly notify Sellers of any material change in

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the terms of such insurance from those set forth in the most recent certificate of insurance provided to Seller pursuant to this Section 8.1 (other than the identity of the insurer).

Section 8.2 Sellers’ Names and Marks. Buyer hereby acknowledges that all right, title and interest in and to the names “Novartis”, “Sandoz” and the Novartis logo, together with all variations thereof and all trademarks, service marks, domain names, trade names, trade dress, corporate names and other identifiers of source containing, incorporating or associated with any of the foregoing (the “Novartis Names and Marks”) are owned exclusively by the applicable Seller and/or their respective Affiliates. Buyer further acknowledges that it has no rights, and is not acquiring any rights, to use the Novartis Names and Marks, except as expressly provided in the Fanapt Supply Agreement.

ARTICLE IX

MUTUAL COVENANTS AND AGREEMENTS

Section 9.1 Efforts to Closing. Subject to the terms and conditions of this Agreement, Sellers and Buyer will use their respective **** to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Law to consummate the transactions contemplated by this Agreement. Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be **** in order to consummate or implement expeditiously the transactions contemplated by this Agreement. In furtherance of the foregoing, Buyer agrees to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any Governmental Entity or Third Party, whose consent or approval is sought hereunder.

Section 9.2 Notice of Certain Events. Each Party shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any material notice or other material communication from any Regulatory Authority in connection with the transactions contemplated by this Agreement or with respect to Fanapt or any Fanapt Development Stage Product; and

(c) any inaccuracy of any representation or warranty or a failure to satisfy any covenant, agreement or condition contained in this Agreement.

Section 9.3 Confidentiality; Press Releases.

(a) Subject to the exceptions contained in Section 9.3(b) and Section 9.3(c) below, neither Party shall disclose to any Third Party nor use for any purpose outside of the scope of this Agreement any information which is not in the public domain and which was disclosed solely in connection with this Agreement: (i) by the disclosing Party or any of its Affiliates; or (ii) by any unaffiliated Third Party at the request of the disclosing Party (“Confidential Information”). The receiving Party may only provide the disclosing Party’s Confidential Information to its and its Affiliates’ directors, officers, employees, advisors, and

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consultants (“Representatives”) who are informed of the confidential nature of the Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those contained herein and provided that the receiving Party shall be responsible for any breach of this Agreement by its Representatives, which shall be considered a breach by the receiving Party. The obligations of confidentiality and non-use shall expire for Confidential Information which (1) is or becomes part of the public domain without a violation of this Agreement; (2) was already in the receiving Party’s possession at the time of receipt from the disclosing Party, as shown by documentary evidence; or (3) after the date of this Agreement is received from a Third Party whose direct or indirect source is not the disclosing Party. Upon termination or expiration of this Agreement for any reason, each Party will promptly return to the other Party all Confidential Information received from such other Party in connection with this Agreement except to the extent that retaining such Confidential Information is **** in order for the receiving Party to continue to enjoy or enforce the rights received, or to satisfy its obligations, under any of the Ancillary Agreements or any other agreement between the Parties that survives following such expiration or termination. The obligations of confidentiality and non-use contained in this Section 9.3 shall survive the termination of this Agreement for a period of ****.

(b) Subject to the limitations set forth in Section 9.3(c) below, the Parties may disclose Confidential Information (i) which is required to be disclosed to Regulatory Authorities or governmental agencies for registration purposes, (ii) if requested pursuant to an order of a competent court or administrative agency; provided that in either case, the Party subject to such order has informed the other Party thereof in writing, and has used **** to limit the scope of the disclosure and to obtain confidential treatment by such Regulatory Authority of Confidential Information disclosed pursuant to such order or (iii) if required by applicable Law.

(c) Buyer’s proposed press release for the Contemplated Transactions is attached as Exhibit C. Aside from Exhibit C, except as set forth below, neither Buyer nor Sellers shall issue a press release, trade announcement or any other public announcement with regard to the Contemplated Transactions without the other Party’s prior consent, which shall not be unreasonably withheld or delayed. Where consent is forthcoming, the Parties agree to consult with each other regarding the content of any such press release or other announcement. This restriction shall not apply to announcements required by applicable Law or any Governmental Entity, however, in such event, the Parties shall**** **** coordinate and work in good faith to create mutually acceptable announcements and each Party shall take into consideration and comply with **** of the other Parties. Buyer acknowledges that Sellers shall have the right to disclose a brief summary of the transaction in its official financial reports, provided, however, that the Sellers shall provide drafts of such reports sufficiently in advance of disclosing or providing such reports to any Third Party to permit Buyer to review and comment on such reports and the Parties shall**** coordinate and work in good faith to create a mutually acceptable financial report and the Sellers shall take into consideration and comply with **** of Buyer. Sellers acknowledge that Buyer shall have the right to disclose a brief summary of the material terms of the Contemplated Transactions on a Current Report on Form 8-K no later than the fourth Business Day following the date of this Agreement, and file a copy of this Agreement and certain Ancillary Agreements with the United States Securities and Exchange Commission (“SEC”), provided, however, that Buyer shall provide drafts of such

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Current Report on Form 8-K sufficiently in advance of filing to permit Sellers to review and comment on such Current Report on Form 8-K and the Parties shall**** coordinate and work in good faith to create a mutually acceptable Current Report on Form 8-K and Buyer shall take into consideration and comply with **** of the Sellers. To the extent that any Party is required to make a filing or any other public disclosure (other than as set forth in the preceding sentence) pursuant to applicable Law or any Governmental Entity with respect to this Agreement, any of the Ancillary Agreements or the terms or existence hereof or thereof to comply with the requirements, rules, laws or regulations of any applicable stock exchange, The NASDAQ Global Market or any Governmental Entity, including without limitation the SEC (collectively, the “Disclosure Obligations”), such Party shall promptly inform the other Parties thereof and shall use **** to maintain the confidentiality of the other Parties’ confidential information in any such filing or disclosure. To the extent that any Party is required to file a copy of this Agreement or any Ancillary Agreement to comply with the Disclosure Obligations, such Party shall promptly inform the other Parties thereof. Prior to making any such filing of a copy of this Agreement or any such Ancillary Agreement, the Parties shall mutually agree on the provisions of this Agreement and/or Ancillary Agreement, as applicable, for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the another Party does not, then the Parties will use **** in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, including without limitation such confidential treatment request, and shall execute all documents **** in connection therewith. The Parties shall agree with each other as to the substance of any such filing. Each Party shall have the right to review in advance, and shall consult with the other Party on, all information relating to this Agreement or any Ancillary Agreement, that appear in any such filing. In furtherance of the foregoing, the Parties will agree as promptly as practicable after the date of this Agreement on the confidential treatment request to be filed with the SEC and the redacted form or forms of this Agreement and/or Ancillary Agreements, as applicable, related thereto. In furtherance thereof, **** requested by any Party shall be included in such filing. The Parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a Party shall be relieved of such obligation to seek confidential treatment for a provision requested by the another Party if such treatment is not achieved after the second round of responses to comments from the SEC.

Section 9.4 Maintenance of Books and Records; Sellers’ Access. For a period of **** after the Closing Date, (i) Buyer agrees to retain (and to cause it Affiliates to retain) and make available all data and books and records received from Sellers and their Affiliates for inspection and copying by Sellers or their respective agents ****, upon reasonable request and upon reasonable notice; provided that such data and books and records shall be made available only to the extent such availability is required for Sellers or one or more of their respective Affiliates to comply with a requirement of Law, this Agreement, the Ancillary Agreements, or to enable Sellers or one or more of their respective Affiliates to defend against, respond to, or otherwise participate in any litigation, investigation, audit process, subpoena, or other proceeding related to Fanapt, and (ii) no such data and other books and records shall be destroyed by Buyer without giving **** prior written notice to Sellers to permit Sellers, ****, to duplicate or take possession of any such data, books and records.

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Any such access by Sellers shall not unreasonably interfere with the conduct of the business of Buyer and its Affiliates. Sellers will hold, and will use **** to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable Law, all confidential documents and information concerning Buyer provided to it pursuant to this Section 9.4. Sellers shall be permitted to keep a copy of all data, books and records provided to Buyer.

ARTICLE X

OTHER COVENANTS AND AGREEMENTS

Section 10.1 Transfer of Fanapt Registrations.

(a) Buyer and the applicable Sellers shall file, or shall cause to be filed, applications for the transfer of the Fanapt Registrations for the United States, as soon as practicable after, and in any event within **** after, the Closing Date. As soon as practicable after the Closing Date, and in any event within **** following the Closing Date, Sellers shall deliver to Buyer one copy of each NDA for Fanapt and all active INDs relating to the Fanapt Development Stage Products.

(b) In the event Sellers agree to continue conducting any clinical studies, Buyer agrees that such studies will be conducted **** under the existing IND that is being transferred to Buyer, and Buyer will inform the FDA that Sellers are agents of Buyer and will be conducting the trials for Buyer.

Section 10.2 Assumption of Regulatory Commitments. Subject to the terms and conditions of the Commercial Agreement, from and after the Closing Date, Buyer will assume control of, and responsibility for all costs, obligations and Liabilities arising from or related to any requirements, commitments or obligations to any Governmental Entity involving Fanapt and the Fanapt Development Stage Products.

Section 10.3 Response to Medical Inquiries and Fanapt Complaints. From and after the Closing, except as set forth in the Transition Services Agreement, Buyer will assume all responsibility for responding to any medical inquiries or complaints about Fanapt.

Section 10.4 Delivery of Assets. Until the **** anniversary of the Closing, in the event that after Closing, Sellers or Buyer discover that Transferred Assets or regulatory documents relating to the Fanapt Development Stage Products (to the extent that they exist and are reasonably available) have not been provided to Buyer, to the extent such Transferred Assets are in Sellers’ or any of its Affiliates possession or control, Sellers shall use **** to provide such assets or documents to Buyer as promptly as possible; provided, that if Sellers are unable to provide such assets or documents, Sellers will, jointly and severally, promptly reimburse Buyer for the aggregate cost of replacing any and all such assets or documents and any indemnification obligations of Seller under Article XIII hereof shall be deemed satisfied in full; provided that the limitations on indemnification contained in Section 13.2(b) shall not apply to any such reimbursement under this Section 10.4.

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Section 10.5 Representations to Customers. From and after the Closing, neither Party will make any knowing false or misleading representations to customers or others regarding the other Parties, their respective Affiliates, Fanapt or the Fanapt Development Stage Products and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of Fanapt that are not consistent with the applicable current FDA approved labeling and package insert or other documentation accompanying or describing Fanapt. Neither Party will make any negative or disparaging statements about Fanapt, the Fanapt Development Stage Products, the Fanapt Drug Substance or any other Party or any of their respective Affiliates, except that Buyer may, in compliance with applicable Law, market, sell and promote Fanapt, the Fanapt Development Stage Products or other products which compete with products of Sellers and their respective Affiliates.

ARTICLE XI

CONDITIONS PRECEDENT

Section 11.1 Conditions to Each Party’s Obligations. The respective obligations of each Party to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following condition:

(a) No Injunctions or Restraints. No Law or Governmental Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Entity shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated by this Agreement or making the consummation of such transactions illegal.

Section 11.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

(a) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct as of the Closing (disregarding any qualifications of any such representations and warranties as to “materiality” or “Material Adverse Effect”) except (i) for such representations and warranties that address matters as of a particular date which need be true only as of the particular date in question and (ii) where the failure of such representations and warranties of Sellers to be true and correct has not had, and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(b) Performance of Obligations of Seller. Each Seller shall have performed in all material respects all covenants and agreements required to be performed by it hereunder on or prior to the Closing and shall have tendered the required documents at the Closing as set forth in Section 4.2(a).

(c) Stock Purchase Agreement. The obligations of Buyer to consummate the transactions contemplated by the Stock Purchase Agreement have been satisfied or waived, other than those conditions which by their nature are satisfied concurrently with the consummation of

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such transactions, including, without limitation, the Closing under this Agreement, in which case, such conditions shall be reasonably expected to be satisfied upon or immediately following Closing.

(d) Material Adverse Effect. No event shall have occurred that would or would reasonably be expected to result in a Material Adverse Effect.

Section 11.3 Conditions to the Obligations of Seller. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Sellers):

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) as of the Closing except (i) for the warranties that address matters as of a particular date which need be true in all material respects (in the case of any representation or warranty without any materiality qualification) or in all respects (in the case of any representation or warranty containing any materiality qualification) only as of the particular date in question or (ii) where the failure of such representations and warranties of Buyer to be so true and correct would not reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all covenants and agreements required to be performed by it hereunder on or prior to the Closing and shall have tendered the required documents at the Closing as set forth in Section 4.2(b).

(c) Stock Purchase Agreement. The obligations of the Sellers to consummate the transactions contemplated by the Stock Purchase Agreement have been satisfied or waived, other than those conditions which by their nature are satisfied concurrently with the consummation of such transactions, including, without limitation, the Closing under this Agreement, in which case, such conditions shall be reasonably expected to be satisfied upon or immediately following Closing.

ARTICLE XII

TERMINATION, AMENDMENT AND WAIVER

Section 12.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by mutual written consent of Sellers and Buyer;

(b) by either Sellers, on the one hand, or Buyer, on the other hand, upon written notice to the other if there shall be in effect any Law which makes illegal or permanently prohibits or enjoins the consummation of the transactions contemplated by this Agreement;

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(c) by either Sellers, on the one hand, or Buyer, on the other hand, upon notice to the other if the Closing shall not have occurred on or before ****; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(c) shall not be available to such Party whose failure to fulfill any obligation under this Agreement has caused, or resulted in, the failure of the Closing to occur on or before such date;

(d) by Buyer, if Sellers have materially breached or failed to comply with their respective warranties, representations or obligations under this Agreement such that the conditions set forth in Section 11.2 would not reasonably be expected to be satisfied, and such breach or failure to comply shall not have been cured within a period of **** after Buyer shall have given written notice to Sellers of such breach or failure to comply;

(e) by Sellers, if Buyer has materially breached or failed to comply with its warranties, representations or obligations under this Agreement such that the conditions set forth in Section 11.3 would not reasonably be expected to be satisfied, and such breach or failure to comply shall not have been cured within a period of **** after Buyer shall have given written notice to Sellers of such breach or failure to comply.

Section 12.2 Effect of Termination. In the event of termination by either Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 12.1, written notice thereof will forthwith be given to the other Party and the transactions contemplated by this Agreement will be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein:

(a) this Agreement shall become null and void and have no further force and effect and all obligations of the Parties under this Agreement shall terminate and there shall be no liability of any Party to any other Party except (i) Section 9.3, this Section 12.2 and Article XIV shall survive any termination of this Agreement pursuant to Section 12.1 and (ii) that nothing herein will relieve or release any Party from liability arising from any intentional and willful breach by such Party of this Agreement. For a breach to be intentional and willful, it must be the consequence of an act undertaken by the breaching Party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

(b) subject to the provisions of Section 9.3, Buyer will return all documents and other material received from Sellers relating to Fanapt and the Transferred Assets and to the Contemplated Transactions, whether so obtained before or after the execution hereof, to Sellers; and

(c) all confidential information received by Buyer with respect to Sellers, Fanapt or the Transferred Assets will be treated in accordance with the Confidentiality Agreement, which will remain in full force and effect notwithstanding the termination of this Agreement.

ARTICLE XIII

INDEMNIFICATION

Section 13.1 Survival. (i) All representations and warranties of Sellers and Buyer contained herein or made pursuant hereto will survive ****

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****; provided, however, that the representations and warranties set forth in Sections 5.1, 5.2, 5.3(i) and (ii), 5.4, 5.14, 6.1, 6.2 and 6.5 shall survive ****, (ii) the representations and warranties set forth in Section 5.11 shall survive ****, (iii) the covenants and agreements of the Parties contained in this Agreement will survive ****, and (iv) the indemnification obligations contained in Section 13.2(a)(iii) will survive **** (as applicable, the “Survival Period”). Any right of indemnification pursuant to Article XIII hereof with respect to a claimed breach of a representation, warranty or covenant will expire on the last day of the applicable Survival Period of the representation, warranty or covenant claimed to be breached, and no indemnification or other claim may be brought by a Party alleging misrepresentation or breach of the applicable representation, warranty, covenant or agreement. Notwithstanding the foregoing, any breach of representation, warranty, covenant or agreement in respect of which an indemnity claim is properly brought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence (solely with respect to such claim), if notice (specifying in reasonable detail) of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Party against whom such indemnity is brought prior to such time. The representations and warranties of Sellers set forth in Sections 5.1, 5.2, 5.3(i), 5.3(ii), and 5.4 are collectively referred to as “Sellers’ Fundamental Representations”. The representations and warranties of Buyer set forth in Sections 6.1, and 6.2 are collectively referred to as “Buyer’s Fundamental Representations”.

Section 13.2 Indemnification by Sellers.

(a) From and after Closing, each Seller hereby agrees to, jointly and severally, indemnify Buyer and its Affiliates and their respective officers, directors, agents and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss results or arises, whether or not due to a Third-Party Claim, from the following:

(i) any failure of any representation or warranty made by Sellers in this Agreement or the Ancillary Agreements or a certification required to be delivered hereby or thereby, in each case, to be true and correct as of the Closing Date;

(ii) any breach by any Seller of any of its covenants or agreements contained in this Agreement or the Ancillary Agreements; or

(iii) any Excluded Liability (collectively, the claims made under clauses (i), (ii) and (iii), “Buyer Claims”).

(b) Notwithstanding the foregoing, other than in the case of fraud committed by the Sellers, the indemnification in favor of the Buyer Indemnified Parties contained in Section 13.2(a) above shall be limited to Buyer Claims as to which Buyer has given written notice to the Sellers within the applicable time period set forth in Section 13.1, in each case setting forth therein in reasonable detail the basis for such Buyer Claim, including a reasonable estimate for the amount of Losses to the extent known by Buyer at such time****

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****

(c) Notwithstanding anything to the contrary contained herein, for purposes of this Section 13.2, each of the representations and warranties made by Sellers in this Agreement, the Ancillary Agreements or any certificate or other instrument delivered pursuant hereto or thereto shall be deemed to have been made without the inclusion of limitations or qualifications as to materiality, including the words “immaterial,” “material” and “in all material respects” or words of similar import but not the term “Material Adverse Effect.”

Section 13.3 Indemnification by Buyer.

(a) From and after the Closing, Buyer hereby agrees to indemnify Sellers and their respective Affiliates and their respective officers, directors and employees (the “Sellers Indemnified Parties”) against, and agrees to hold them harmless from, any Loss to the extent such Loss results or arises from, whether or not due to a Third-Party Claim, with the following:

(i) any failure of any representation or warranty made by Buyer in this Agreement or the Ancillary Agreements or a certification to be delivered hereby or thereby, in each case, as of the Closing Date;

(ii) any breach by Buyer of any of its covenants contained in this Agreement; or

(iii) any Assumed Liability (collectively, the claims made under clauses (i), (ii) and (iii), “Sellers’ Claims”).

(b) Notwithstanding the foregoing, other than in the case of fraud committed by Buyer, the indemnification in favor of the Seller Indemnified Parties contained in Section 13.3 shall be limited to Sellers’ Claims as to which the Sellers have given written notice to Buyer within the applicable time period set forth in Section 13.1, in each case setting forth therein in reasonable detail the basis for such Sellers’ Claim, including a reasonable estimate for the amount of Losses to the extent known by Sellers at such time.

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Section 13.4 ****

Section 13.5 Other Indemnification Limitations. The amount of any Loss incurred shall be net of any amounts recovered by the Indemnified Party from any Third Party and each Party agrees to use commercially reasonable efforts to pursue and collect such amounts; provided that the Indemnified Party shall not be required to seek payment of or recover any amounts under any insurance policy.

Section 13.6 Procedure.

(a) In order for the party seeking indemnification under this Article XIII (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, promptly following the discovery of the matters giving rise to any Loss, notify the party against whom indemnity is to be sought under this Article XIII (the “Indemnifying Party”) in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure (except that the Indemnifying Party will not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within **** after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss, subject to mutually agreed upon non-disclosure and non-use requirements.

(b) If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the

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defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the Parties will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party will not settle, compromise or discharge such Third Party Claim, to the extent that it involves any agreement, performance or observance by the Indemnified Party, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may arise out of this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons that are parties to this Agreement in their capacities as such, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any Party, or any former, current or future equityholder, controlling person, director, officer, employee, agent or Affiliate of any of the foregoing shall have any liabilities for any obligations or liabilities of the parties to this Agreement for any claims or causes of action arising out of this Agreement or the negotiation, execution or performance of this Agreement.

Section 14.2 Expenses. Except as otherwise specified in this Agreement or the Ancillary Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement or the Ancillary Agreements and the transactions contemplated hereby or thereby will be paid by the Party incurring such costs and expenses.

Section 14.3 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement or of the Ancillary Agreements shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), or (ii) by telecopy facsimile transmission (receipt of which is confirmed):

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(a)	if to Buyer, to:

Vanda Pharmaceuticals Inc.

2200 Pennsylvania Avenue, NW, Suite 300E

Washington, DC 20037

Attention: Chief Executive Officer

Fax: ****

with copies to (which shall not constitute notice hereunder):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive

Suite 900

Boston, MA 02210

Attn: ****

Fax: ****

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: ****

Fax: ****

if to Novartis Pharma AG, to:

Novartis Pharma AG

Forum 1

Novartis Campus

CH-4056 Basel, Switzerland

Attn: General Counsel

Fax: ****

Novartis Pharma AG

Forum 1

Novartis Campus

CH-4056 Basel, Switzerland

Attn: Head BD&L

Fax: ****

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with a copy to (which shall not constitute notice hereunder):

Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attn: ****

Facsimile: ****

(b)	if to Novartis AG, to

Novartis AG

Forum 1

Novartis Campus

CH-4056 Basel, Switzerland

Attn: General Counsel

Fax: ****

Novartis AG

Forum 1

Novartis Campus

CH-4056 Basel, Switzerland

Attn: Head BD&L

Fax: ****

with a copy to (which shall not constitute notice hereunder):

Kaye Scholer LLP

250 West 55th Street

New York, NY 10019

Attn: ****

Facsimile: ****

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which (i) so hand-delivered whether in person or by reputable overnight courier, or (ii) telecopied and confirmed. If requested, each party shall confirm receipt of any notice that it receives by either of the methods of delivery in the prior sentence.

Section 14.4 Headings. The table of contents and headings contained in this Agreement and the Ancillary Agreements are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or of the Ancillary Agreements.

Section 14.5 Severability. If any term or other provision of this Agreement or of the Ancillary Agreements is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement and the Ancillary Agreements will nevertheless remain in full force and effect so long as the economic or legal substance of the

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transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement or the Ancillary Agreements so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 14.6 Counterparts. This Agreement and the Ancillary Agreements and any amendments thereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any individual signing this Agreement or the Ancillary Agreements or any amendment thereto represents and warrants that he or she has full authority to do so.

Section 14.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Schedules and Exhibits attached thereto and any Ancillary Agreements, term sheets or other documents or requirements contemplated thereby) constitutes the entire agreement among, and supersedes all prior agreements and understandings, both written and oral, between or among, the Parties with respect to the subject matter hereof. Except as specifically provided herein, no provision of this Agreement or of the Ancillary Agreements is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder.

Section 14.8 Amendments, Waivers and Drafting. This Agreement and the Ancillary Agreements may be amended only by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing, Buyer, on the one hand, or Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement or of the Ancillary Agreements that such other party was or is obligated to comply with or perform. Absent such an instrument in writing, no failure by a Party to enforce its rights under any provision of this Agreement or the Ancillary Agreements shall be construed to be a waiver of such provision or the right of the Party to enforce such provision. The Parties acknowledge and agree that they have mutually participated in the drafting of this Agreement and the Ancillary Agreements, and that no provision of this Agreement or the Ancillary Agreements or any amendment thereto will be construed against or interpreted to the disadvantage of any Party by reason of such Party or its representatives having or being deemed to have structured or drafted such provision.

Section 14.9 Governing Law; Jurisdiction. This Agreement and the Ancillary Agreements shall be deemed to have been made and entered into within the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles or rules of conflict of laws of the State of New York or of any other jurisdiction to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than the State of New York. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement and Ancillary Agreements brought by any other Party or its successors or assigns shall be brought and determined in the federal courts located in the State of New York, or, if such federal

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courts lack jurisdiction, in the state courts of the State of New York located in Manhattan, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, of the Ancillary Agreements or the transactions contemplated hereby or thereby, (i) any claim that it is not personally subject to the jurisdiction of the courts described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, the Ancillary Agreements or the subject matter hereof or thereof, may not be enforced in or by such courts.

Section 14.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM THEREIN.

Section 14.11 Binding Effect; Assignment. This Agreement and the Ancillary Agreements shall inure to the benefit of and be binding upon the Parties and the respective successors and permitted assigns of the Parties and such Persons. No rights or obligations under this Agreement or of the Ancillary Agreements may be assigned by any Party without the prior written consent of each of the other parties; provided, that after the Closing, a Seller may assign its rights hereunder to an Affiliate thereof so long as such Seller remains liable for performance under this Agreement and the Ancillary Agreements.

[signature page follows]

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

NOVARTIS PHARMA AG

By:	/s/ Matt Owens
Name: Matt Owens
Title: Head Legal GBS & Strategy

By:	/s/ Marc Ceulemans
Name: Marc Ceulemans
Title: Head Strategic Venture Capital Fund & Pharma Entities

NOVARTIS AG

By:	/s/ Matt Owens
Name: Matt Owens
Title: Head Legal GBS & Strategy

By:	/s/ Marc Ceulemans
Name: Marc Ceulemans
Title: Head Strategic Venture Capital Fund & Pharma Entities

VANDA PHARMACEUTICALS INC.

By:	/s/ Mihael H. Polymeropoulous, M.D.
Name: Mihael H. Polymeropoulous, M.D.
Title: CEO, Vanda

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

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Exhibit B

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Exhibit C